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                               [VENTAS LETTERHEAD]

                                           CONTACT:  Steven T. Downey
                                                     Executive Vice President
                                                     and Chief Financial Officer
                                                     (502) 357-9030

              VENTAS, INC. ANNOUNCES AGREEMENTS IN PRINCIPLE AMONG
                   MAJOR CREDITORS TO RESTRUCTURE VENCOR, INC.

          Contemplated Deal Designed To Improve Tenant's Credit Profile

LOUISVILLE, Ky. (September 14, 1999) -- Ventas, Inc. (NYSE: VTR) ("Ventas"), the Louisville-based real estate company, today announced that its principal tenant, Vencor, Inc. (OTC: VCRI) ("Vencor"), has taken the initial steps toward a comprehensive restructuring. Vencor filed a petition under Chapter 11 of the U.S. Bankruptcy Code in Wilmington, Delaware and, at the same time, reported it had obtained up to $100 million of working capital for its ongoing operations during the bankruptcy proceedings.

     Ventas received approximately 99 percent of its revenues in the year ending December 31, 1998 from Vencor.

         Ventas, Vencor's major creditors, and Vencor have been engaged in negotiations for the last several months to restructure Vencor's debt and lease obligations. These negotiations have resulted in detailed terms for a proposed Vencor restructuring. The basic terms of this contemplated restructuring, which Vencor outlined in connection with its bankruptcy filing, have been agreed to in principle by most of Vencor's major creditors and Ventas, but no legally binding agreements have been reached. Vencor did not file a Plan of Reorganization with its bankruptcy petition.

         "A restructured Vencor, with a manageable capital structure, would be good news for Ventas," said Debra Cafaro, Ventas President and Chief Executive Officer. "The proposed restructuring terms, if effectuated, would reduce Vencor's adjusted debt burden by approximately $900 million to a total of approximately $2.5 billion." Vencor, as restructured, would have an adjusted debt to EBITDAR ratio of approximately 6 to 1, based on annualized 1999 six months results. EBITDAR is defined as earnings before interest, taxes, depreciation, amortization and rent. Adjusted debt is the sum of (i) total funded debt plus (ii) annual lease obligations multiplied by a factor of eight.

         "We believe that Vencor's troubled financial situation has been caused by changes to the Medicare system that have decimated the entire long-term care industry. While obstacles remain, if Vencor is restored to creditworthiness and Ventas has an assured revenue stream from its principal tenant, we will be in a much stronger position to forge our financial future," said Cafaro.

         While observing that there is no certainty Vencor will be successful in achieving an acceptable Plan of Reorganization, Cafaro said, "Ventas has been cooperating with Vencor and


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Ventas, Inc.
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September 14, 1999
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Vencor's major creditors in discussions that we hope will create a reliable tenant for our existing property portfolio. That, in turn, should help to strengthen our own creditworthiness and equity value. It should also permit the management and employees of Vencor to focus on its underlying nursing home and long-term care hospital businesses and the patients it serves."

         In the contemplated restructuring, Ventas would make approximately $45 million in annual rent concessions, effective as of May 1, 1999, resulting in 1999-2000 annual base rent of approximately $181 million. Ventas would also receive:

         o in addition to the current 2% annual cash escalator contained in its leases with Vencor, a 1-1/2% annual non-cash rent escalator that would accrue until the occurrence of certain specified events and then convert to a cash escalator totaling 3 1/2% per year;

         o an additional 1% annual cash rent bonus escalator payable if Vencor's net patient revenue growth at Ventas facilities exceeds a cumulative annual growth rate of 5%;

         o a one time right to reset the rents for the facilities, exercisable from May 2002 through May 2005, to a then fair market rental rate for a fee of $5 million;

         o 15% of the common stock and warrants in reorganized Vencor (Ventas, in order to qualify as a Real Estate Investment Trust ("REIT"), may not hold more than 9.9% of the fully diluted equity in Vencor. Management of Ventas is evaluating alternatives for dealing with any Vencor equity ultimately received in excess of the 9.9% limitation); and

         o a reaffirmation and continuation of Vencor's indemnity obligations under the agreements governing the 1998 spin-off of Vencor from Ventas.

         Vencor and Ventas are also engaged in advanced settlement discussions with the Department of Justice acting on behalf of the Health Care Financing Administration and the Department of Health and Human Services' Office of the Inspector General, relating to certain billing disputes and other civil claims against Vencor and Ventas.

Other contemplated restructuring terms are:

         o Representatives for holders of Vencor Senior Bank Debt have reached non-binding agreements in principle to reduce the principal amount of their debt from approximately $520 million to approximately $320 million in exchange for 56% of the common stock in the restructured Vencor.


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Ventas, Inc.
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September 14, 1999
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         o   The holders of the Senior Subordinated Notes have reached
             non-binding agreements in principle to convert their claims into approximately 29% of the common stock in restructured Vencor, and would receive warrants in the restructured company.

         There can be no assurance that Vencor will be successful in obtaining the approval of its creditors for a restructuring plan, that any such plan will be on terms acceptable to Ventas, Vencor and its creditors, or that any restructuring plan will not have a material adverse effect on Ventas. Nor can there be any assurance that Vencor and Ventas will be able to reach a settlement with the Department of Justice, or that any such settlement will be on terms acceptable to Ventas. Ventas, Vencor and its creditors are not legally bound by the terms of the contemplated restructuring of Vencor, and the non-binding agreements in principle are mutually interdependent, are subject to agreement on a satisfactory plan of reorganization and confirmation thereof and are further subject to other conditions (including, but not limited to, negotiation and execution of definitive documentation). In addition, Ventas's ability to agree to certain portions of the contemplated restructuring plan for Vencor will be subject to the approval of the lenders under Ventas's Credit Facility; there can be no assurances that such approval will be obtained.

         Ventas does not presently intend to issue further updates on the terms of the proposed restructuring.

INTERIM VENTAS RENT
-------------------

         In connection with the bankruptcy filing by Vencor, Ventas and Vencor entered into a stipulation (the "Stipulation") for the payment by Vencor to Ventas of reduced minimum monthly base rent of approximately $15.1 million per month starting in September. The Stipulation has been approved by the Bankruptcy Court.

         The payments under the Stipulation are required to be made by the fifth day of each month, or the first business day thereafter; however, the September payment is due no later than September 16, 1999. Starting with September, the difference between the amount of minimum monthly base rent due under Ventas's leases with Vencor and the monthly payment of approximately $15.1 million accrues as an administrative expense in Vencor's bankruptcy, subject to challenge in the bankruptcy proceeding. The monthly payment of approximately $15.1 million under the Stipulation is not subject to challenge. August minimum monthly base rent in the amount of approximately $18.9 million remains unpaid and constitutes a Ventas claim in Vencor's Chapter 11 case.


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Ventas, Inc.
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September 14, 1999
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         The Stipulation expires on October 31, 1999, but automatically renews for one-month periods unless either party provides a fourteen-day notice of termination. The Stipulation may also be terminated prior to its expiration upon a payment default by Vencor, the consummation of a plan of reorganization for Vencor, or the occurrence of certain events under Vencor's debtor-in-possession financing. There can be no assurance as to how long the Stipulation will remain in effect.

         The Stipulation also renews an agreement by Ventas that any statutes of limitations or other time constraints in a bankruptcy proceeding that might be asserted by Vencor against Ventas would be extended or tolled from April 12, 1999 until the termination of the Stipulation.

         Ventas believes that the execution of the Stipulation is in the best interest of Ventas, its creditors and its shareholders. However, the execution of the Stipulation could be deemed to be a breach of certain covenants contained in Ventas's Credit Agreement (the "Credit Agreement"). Were the lenders under the Credit Agreement to allege that an "event of default" had occurred and be successful in their position, Ventas could face the acceleration of the outstanding indebtedness under the Credit Agreement, which could have a material adverse effect on the business, liquidity, financial condition, and results of operations of Ventas. The agent banks under the Credit Agreement have been informed of the terms of the Stipulation.

LIQUIDITY
---------

         The bankruptcy filing of Vencor and the ultimate resolution of Vencor's obligations could significantly impact Ventas's revenues and its ability to service its indebtedness, including its ability to pay down, refinance, restructure and/or extend a $275 million Bridge Loan due on October 30, 1999, and to make distributions to its stockholders.

         Ventas is in discussions with its lenders regarding an extension of the October 30, 1999 maturity date of the Bridge Loan. However, there can be no assurance that an extension will be offered on terms which are acceptable to Ventas. Nor can there be any assurances that Ventas will be successful in its efforts to pay down, refinance, restructure and/or extend the remaining $275 million principal balance of the Bridge Loan and to meet its other liquidity requirements. The failure of Ventas to pay down, refinance, restructure and/or extend the Bridge Loan on or prior to its maturity date would likely have a material adverse effect on the business, financial condition, results of operations and liquidity of Ventas.

REIT QUALIFICATION AND DIVIDENDS
--------------------------------

         Ventas intends to qualify as a REIT for the year ending December 31, 1999. Ventas thus intends to distribute at least 95% of its 1999 taxable income to its stockholders. However, such distributions are not required to be made quarterly. Dividends required to qualify as a REIT for the year ending December 31, 1999 can be paid as late as September 15, 2000, subject to the


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payment of an excise tax. Ventas will continue to evaluate the timing and amount of dividends in light of developments in Vencor's financial performance, development of Vencor's plan of reorganization and other matters in the Vencor bankruptcy proceeding, and Ventas's business, financial condition, taxable income, results of operations and liquidity.

         Ventas is a real estate company whose properties include 45 hospitals, 219 nursing centers and eight personal care facilities operated in 36 states.

         THIS PRESS RELEASE INCLUDES FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND SECTION 21E OF THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT"). ALL STATEMENTS REGARDING VENTAS'S EXPECTED FUTURE FINANCIAL POSITION, RESULTS OF OPERATIONS, CASH FLOWS, FINANCING PLANS, BUSINESS STRATEGY, EXPECTED LEASE INCOME, PLANS AND OBJECTIVES OF MANAGEMENT FOR FUTURE OPERATIONS AND STATEMENTS THAT INCLUDE WORDS SUCH AS "ANTICIPATE", "BELIEVE", "PLAN", "SHOULD", "ESTIMATE", "EXPECT", "INTEND" AND OTHER SIMILAR EXPRESSIONS ARE FORWARD-LOOKING STATEMENTS. SUCH FORWARD-LOOKING STATEMENTS ARE INHERENTLY UNCERTAIN, AND STOCKHOLDERS MUST RECOGNIZE THAT ACTUAL RESULTS MAY DIFFER FROM VENTAS'S EXPECTATIONS. VENTAS DOES NOT UNDERTAKE ANY DUTY TO UPDATE SUCH FORWARD-LOOKING STATEMENTS.

         FACTORS THAT MAY AFFECT THE PLANS OR RESULTS OF VENTAS INCLUDE, WITHOUT LIMITATION, (1) THE TREATMENT OF VENTAS'S CLAIMS IN VENCOR'S CHAPTER 11 PROCEEDINGS AND THE ABILITY OF VENCOR TO SUCCESSFULLY REORGANIZE UNDER ITS CHAPTER 11 PROCEEDINGS, (2) THE ABILITY OF VENCOR AND VENTAS'S OTHER OPERATORS TO MAINTAIN THE FINANCIAL STRENGTH AND LIQUIDITY NECESSARY TO SATISFY THEIR OBLIGATIONS AND DUTIES UNDER LEASES AND OTHER AGREEMENTS WITH VENTAS AND THEIR EXISTING CREDIT AGREEMENTS, (3) THE EXTENT OF FUTURE HEALTHCARE REFORM AND REGULATION, INCLUDING COST CONTAINMENT MEASURES AND CHANGES IN REIMBURSEMENT POLICIES AND PROCEDURES, (4) INCREASES IN THE COST OF BORROWING FOR VENTAS, (5) THE ABILITY OF VENTAS TO PAY, REFINANCE, RESTRUCTURE AND/OR EXTEND ITS INDEBTEDNESS AS IT BECOMES DUE, (6) THE RESULTS OF THE ONGOING SETTLEMENT DISCUSSIONS PERTAINING TO THE BILLING DISPUTES AND OTHER CIVIL CLAIMS AGAINST VENTAS AND VENCOR BY THE U.S. DEPARTMENT OF JUSTICE AND OTHER LITIGATION AFFECTING VENTAS, AND (7) THE SUCCESS OF VENTAS IN IMPLEMENTING ITS BUSINESS STRATEGY AND THE NATURE AND EXTENT OF FUTURE COMPETITION. MANY OF SUCH FACTORS ARE BEYOND THE CONTROL OF VENTAS AND ITS MANAGEMENT.


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